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                           STYLE SELECT SERIES, INC.

                             ARTICLES OF AMENDMENT


         STYLE SELECT SERIES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:    The Charter of the Corporation is hereby amended to provide as follows:

               The name of the "Growth Portfolio" series of capital stock of the Corporation is hereby changed to "Mid-Cap Growth Portfolio."

         SECOND:   The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

         THIRD:    The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

         FOURTH:   The Corporation is registered as an open-end company under the Investment Company Act of 1940.


         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 13 day of November, 1996.


                                            STYLE SELECT SERIES, INC.


                                            By: /s/ Peter A. Harbeck
                                                --------------------------
                                                Peter A. Harbeck
                                                President


ATTEST:


/s/ Robert M. Zakem
--------------------------
Robert M. Zakem, Secretary



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         The undersigned, President of Style Select Series, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                            /s/ Peter A. Harbeck
                                            --------------------------
                                            Peter A. Harbeck
                                            President